UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TPG Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-2063362
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
6.950% Fixed-Rate Junior Subordinated Notes due 2064	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-277384

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 6.950% Fixed-Rate Junior Subordinated Notes due 2064 (the “Notes”) of TPG Operating Group II, L.P. (the “Issuer”), an indirect subsidiary of TPG Inc. (the “Company”). The Notes are guaranteed by the Company and its indirect subsidiaries TPG Operating Group I, L.P., TPG Operating Group III, L.P. and TPG Holdings II Sub, L.P. (together with the Company, the “Guarantors”). Descriptions of the Notes are contained in a prospectus dated February 27, 2024 (the “Prospectus”), constituting part of the Company’s registration statement on Form S-3ASR (File No. 333-277384), and a supplement to the Prospectus dated February 28, 2024 (the “Prospectus Supplement”) and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The description of the Notes contained in the Prospectus under the heading “Description of Debt Securities” and the description of the Notes contained in the Prospectus Supplement under the heading “Description of the Notes” are each incorporated herein by reference and made part of this registration statement in their entirety.

Item 2. Exhibits.

Exhibit Number	Description

4.1	Subordinated Indenture, dated as of March 4, 2024, among TPG Operating Group II, L.P., the Guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 4, 2024).

4.2	First Supplemental Indenture, dated as of March 4, 2024, among TPG Operating Group II, L.P., the Guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on March 4, 2024).

4.3	Form of 6.950% Subordinated Notes due 2064 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed on March 4, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 4, 2024

TPG Inc.

By:	/s/ Bradford Berenson
Name:	Bradford Berenson
Title:	General Counsel